Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signatures appear below constitutes and appoints Susan L. Blount, Richard J. Carbone, Margaret M. Foran and Brian J. Morris and each of them, his or her true and lawful attorney-in-fact and agent, with full and several powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of shares of common stock (the “Common Stock”) of Prudential Financial, Inc. (the “Registrant”) to be issued in connection with The Prudential Employee Savings Plan (the “Plan”) including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the Registrant, to a Registration Statement on Form S-8 for the Plan and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Common Stock, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) Registration Statement and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of June, 2012.

Name	Title

/S/ John R. Strangfeld John R. Strangfeld	Chairman, Chief Executive Officer, President and Director

/S/ Peter B. Sayre Peter B. Sayre	Senior Vice President and Controller (Principal Accounting Officer)

/S/ Thomas J. Baltimore, Jr. Thomas J. Baltimore, Jr.	Director

/S/ Gordon M. Bethune Gordon M. Bethune	Director

/S/ Gaston Caperton Gaston Caperton	Director

/S/ Gilbert F. Casellas Gilbert F. Casellas	Director

/S/ James G. Cullen James G. Cullen	Director

/S/ William H. Gray, III William H. Gray, III	Director

/S/ Mark B. Grier Mark B. Grier	Director

/S/ Constance J. Horner Constance J. Horner	Director

/S/ Martina Hund-Mejean Martina Hund-Mejean	Director

/S/ Karl J. Krapek Karl J. Krapek	Director

/S/ Christine A. Poon Christine A. Poon	Director

/S/ James A. Unruh James A. Unruh	Director